Exhibit 99.1

N E W S R E L E A S E
FOR IMMEDIATE RELEASE
FERUARY 1, 2019

CHESAPEAKE ENERGY CORPORATION COMPLETES ACQUISITION OF WILDHORSE RESOURCE DEVELOPMENT CORPORATION
OKLAHOMA CITY, February 1, 2019 -- Chesapeake Energy Corporation (NYSE:CHK) today announced that it has completed its acquisition of WildHorse Resource Development Corporation (NYSE:WRD). The merger was previously approved by Chesapeake shareholders and WildHorse stockholders at special meetings held on January 31, 2019.
At the election of each WildHorse common stockholder, the consideration consisted of either 5.989 shares of Chesapeake common stock (the "share consideration") or a combination of 5.336 shares of Chesapeake common stock and $3.00 in cash (the "mixed consideration"), in exchange for each share of WildHorse common stock.
As a result of the merger, WildHorse common stock will no longer be listed for trading on the New York Stock Exchange.
Doug Lawler, Chesapeake’s Chief Executive Officer, commented, “In 2018, Chesapeake Energy continued to build upon our track record of consistent business delivery and transformational progress through both financial and operating improvements. The addition of the WildHorse assets to our high-quality, diverse portfolio, combined with our operating expertise and experience, provides another oil growth engine with significant oil inventory for years to come and gives us tremendous flexibility and optionality to help achieve our strategic goals.”
In conjunction with the closing, and as previously announced under the terms of the merger agreement, David W. Hayes has joined the Chesapeake board, effective immediately. In addition, Jay C. Graham will be appointed to fill the next vacancy on the Chesapeake board.
In a separate vote at the special meeting, Chesapeake shareholders approved a proposal to amend Chesapeake’s restated certificate of incorporation to increase the number of authorized shares of Chesapeake common stock from 2,000,000,000 shares to 3,000,000,000 shares.
Credit Facility Amendments
In connection with the merger, Chesapeake entered into the First Amendment to its Credit Agreement, dated as of September 12, 2018, which, among other things, expressly permitted Chesapeake’s initial investment in WildHorse. An amendment to WildHorse’s Credit Agreement, dated as of December 19, 2016, was also entered into to amend certain provisions to permit the merger and to permit borrowings under the WildHorse Credit Agreement to be used to redeem or repurchase WildHorse’s senior notes so long as certain conditions are met. A supplement to WildHorse’s Indenture, dated as of February 1, 2017, governing WildHorse’s 6.875% Senior Notes due 2025 was also entered into, pursuant to which Brazos Valley Longhorn, L.L.C., as successor by merger to WildHorse, assumed WildHorse’s obligations as issuer under the Indenture and Brazos Valley Longhorn Finance Corp. was appointed as co-issuer of WildHorse’s senior notes. Further details regarding these amendments may be obtained from a Form 8-K to be filed by the company later today.
Headquartered in Oklahoma City, Chesapeake Energy Corporation's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States.

Cautionary Statement Regarding Forward-Looking Statements
This communication may contain certain forward-looking statements within the meaning of federal securities law, including financial and operating improvements and growth in oil production and inventory. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.
While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; diversion of management's attention from ongoing business operations and opportunities; the ability of Chesapeake to complete the integration of WildHorse successfully; litigation relating to the transaction; and other factors that may affect future results of Chesapeake.
Additional factors that could cause results to differ materially from those described above can be found in Chesapeake's Annual Report on Form 10-K for the year ended December 31, 2017 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, each of which is on file with the SEC and available in the "Investors" section of Chesapeake's website, https://www.chk.com/, under the heading "SEC Filings" and in other documents Chesapeake files with the SEC.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. Chesapeake assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154